UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 4, 2011
Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events
     On March 3, 2011, Rockville Financial, Inc. ( the “Registrant”) announced that the Rockville Bank employee stock ownership plan (the “Plan”) intended to purchase additional shares of common stock of the Registrant after the completion of the Registrant’s second-step conversion and offering in order to achieve a level of purchases equal to 4.0% of the shares sold in the offering. On April 4, 2011, the Plan completed its purchase of common stock of the Registrant in the aftermarket per the previous announcement. The Plan now owns 1,745,567 shares, or approximately 5.9%, of the common stock outstanding of the Registrant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2011	ROCKVILLE FINANCIAL, INC. Registrant
	By:	/s/ John T. Lund
John T. Lund
Senior Vice President/ Chief Financial Officer